CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of IntelGenx Technologies Corp. of our report dated January 27, 2006 relating to our audit of the financial statements of Intelgenx Corp. (a company in the development stage) for the period from inception (June 15, 2003) to December 31, 2005, which appear in the Form 8-K of IntelGenx Technologies Corp. filed May 5, 2006.

Signed: RSM Richter LLP

Chartered Accountants

Montreal, Quebec
November 16, 2006